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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Summary Historical Consolidated Financial Information," "Selected Historical Consolidated Financial Information" and "Experts" and to the use of our report dated February 19, 1997, except for Notes 2, 3 and 15 as to which the dates are August 28, 1997, February 27, 1998 and April 3, 1998, respectively, in the Registration Statement (Form S-1 No. 33-00000) and related Prospectus of Colfax Corporation dated August 20, 1998.

                                          /s/ Ernst & Young LLP
                                          Ernst & Young LLP

Princeton, New Jersey
August 18, 1998